UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2018

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Deferred Compensation Agreements

On January 22, 2018, Simmons First National Corporation (“Corporation”) entered into a Deferred Compensation Agreement (“Casteel Agreement”), with Marty D. Casteel, the Corporation’s Senior Executive Vice President and President, Chairman, and Chief Executive Officer of the Corporation’s main subsidiary bank, Simmons Bank. The Casteel Agreement provides Mr. Casteel with a monthly benefit upon retirement of one twelfth of an amount equal to $75,000 and is payable for 10 years. The benefit vests at age 69, subject to earlier vesting upon death, disability, or change in control of the Corporation. The benefit becomes payable upon the earliest to occur of (i) Mr. Casteel’s retirement at or after age 69, (ii) his death, (iii) his disability, or (iv) his separation from service after the occurrence of a change in control of the Corporation. The benefit is subject to forfeiture if (i) Mr. Casteel ceases to be employed by the Corporation prior to his attaining age 69, other than due to his disability, his death, or following a change in control of the Company, (ii) Mr. Casteel fails to provide the post-retirement, part-time consulting services required in the plan or (iii) Mr. Casteel violates the non-competition provision while receiving payments.

On January 25, 2018, the Corporation entered into an amendment (“Makris Amendment”) to the Deferred Compensation Agreement dated January 2, 2013, (“Makris Agreement”) by and between the Corporation and George A. Makris, the Corporation’s Chairman and Chief Executive Officer. The Makris Amendment revises the monthly benefit payable under the Makris Agreement to one-twelfth of an amount equal to twenty percent (20%) of the Mr. Makris’s Final Average Compensation, but in no event shall the monthly benefit be less than one-twelfth of an amount equal to $100,000. “Final Average Compensation” generally means the average of the sum of the salary and cash bonus received by Mr. Makris for the last five (5) consecutive, completed calendar years of service. The Makris Amendment also states that the Compensation Committee of the Corporation’s board of directors shall administer the Makris Agreement and includes certain language intended to ensure compliance with Section 409A of the Internal Revenue Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: January 26, 2018	Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer